UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 30, 2022
GATX Corporation
(Exact name of registrant as specified in its charter)

New York	1-2328	36-1124040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
233 South Wacker Drive
Chicago, Illinois 60606-7147
(Address of principal executive offices, including zip code)
(312) 621-6200
(Registrant’s telephone number, including area code)
 __________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	GATX	New York Stock Exchange
Chicago Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 30, 2022 (the “Effective Date”), GATX Corporation (the “Company”) entered into a long-term supply agreement (the “Agreement”) with Trinity Rail Group, LLC, a subsidiary of Trinity Industries, Inc. Under the Agreement, the Company will purchase a total of 15,000 newly built railcars over a sixty-four month period from October 2022 through December 2028. The Company will (i) take delivery of 100 tank cars per month from January 2024 through December 2028, for a total of 6,000 tank cars and (ii) order 1,500 railcars during each calendar year between 2023 and 2028 (except that orders for the 2023 year may also be placed in the final three months of 2022), which may be comprised of a combination of freight cars and up to 500 tank cars per year. Commencing in 2023, the Company shall have the option to order up to an additional 500 railcars per calendar year. Except to the extent the parties otherwise agree, railcar pricing will be on a cost-plus basis subject to certain specified adjustments and surcharges throughout the term of the Agreement.

Unless earlier terminated, the Agreement will expire on the later of December 31, 2028 or the date on which the last of the railcars ordered under the Agreement is delivered to the Company. The Agreement may be terminated after written notice (a) by either party in the event the other party (i) fails to cure its non-performance of a material obligation, (ii) fails to pay any amount due and payable (other than disputed payments up to an agreed upon amount), (iii) files a petition in bankruptcy, is unable to pay debts, provides notice of a pending insolvency or suspension of operations, or makes a general assignment for the benefit of creditors, (iv) is unable to perform its obligations for more than 240 days as a result of an occurrence of a force majeure event, or (v) upon the occurrence of certain conditions following the assignment of the Agreement or merger, consolidation or change in control of such other party; or (b) by the Company, upon the occurrence of material non-performance with respect to the delivery or quality of railcars.

The Agreement will be filed as an Exhibit to our Quarterly Report on Form 10-Q for the quarter ending September 30, 2022, and portions of the Agreement will be omitted pursuant to a request for confidential treatment. The foregoing summary of the Agreement is qualified in its entirety by reference to all of the terms of the Agreement.

Item 8.01. Other Events.

On October 3, 2022, the Company issued a press release announcing the entry into the Agreement described in Item 1.01 above. A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by the Company and dated October 3, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATX CORPORATION
(Registrant)

/s/ Thomas A. Ellman
Thomas A. Ellman
Executive Vice President and Chief Financial Officer
October 3, 2022